EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement on Form S-8 of Smith Micro Software, Inc. of our reports dated March 16, 2007 relating to our audits of the consolidated financial statements, the financial statement schedules and internal control over financial reporting, which appear in the Annual Report on Form 10-K/A of Smith Micro Software, Inc. for the year ended December 31, 2006.
/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
Los Angeles, California
February 11, 2008